Exhibit 10.1
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                      ADDITIONAL SENIOR SECURITY AGREEMENT
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                                                        Date: December 30, 2003
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         For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, GENERAL DATACOMM INDUSTRIES, INC., a Delaware corporation ("Parent"), GENERAL DATACOMM, INC., a Delaware corporation, with its chief executive office located at 6 Rubber Avenue, Naugatuck, Connecticut 06770 ("General DataComm"), DATACOMM LEASING CORPORATION, a Delaware corporation ("DataComm Leasing"), GDC FEDERAL SYSTEMS, INC., a Delaware corporation ("GDC Federal"), GDC HOLDING COMPANY, LLC, a Delaware limited liability company formerly known as Vital Network Services, L.L.C. ("GDC Holding"), GDC REALTY, INC., a Texas corporation ("GDC Realty"), and GDC NAUGATUCK, INC., a Delaware corporation, ("GDC Naugatuck", and together with the Parent, General DataComm, DataComm Leasing, GDC Federal, GDC Holding and GDC Realty, collectively the "Debtors"), and Howard S. Modlin and John L. Segall (together with their successors or assigns the "Secured Party"), agree as follows:

         1. Defined Terms. Unless otherwise defined in this Security Agreement (the "Security Agreement"), capitalized terms used in this Security Agreement shall have the meanings ascribed to such terms by Section 9-102 of the New York Uniform Commercial Code as in effect on the date hereof.

         2. Security Interest. Subject to Section 12 hereof, Debtors hereby grants to Secured Party a security interest ("Security Interest") in the property described on the attached Schedule 1, whether now owned or hereafter owned or acquired, in all Proceeds and Products thereof in any form, in all parts, accessories, attachments, special tools, additions and accessions thereto, in all increases or profits received therefrom, and in all substitutions therefor ("Collateral").

         3. Indebtedness Secured. The Security Interest granted by Debtors secures payment of any and all indebtedness of Parent and its subsidiaries incurred under the promissory notes payable to Secured Party of even date herewith in the original aggregate principal amount of $600,000 (the Notes") ) whether or not any such indebtedness is now existing or hereafter incurred, of every kind and character, direct or indirect, and whether any such indebtedness is from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, including, without limitation, any sums advanced by Secured Party for taxes, assessments, insurance and other charges and expenses as hereinafter provided, and all amounts owed under any modifications, renewals or extensions of any of the foregoing obligations (collectively, the "Indebtedness").

         4. Representations and Warranties of Debtors. Debtors represent and warrant, and so long as any Indebtedness remains unpaid, shall be deemed continuously to represent and warrant, that:

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                  (a)      Debtors have good and indefeasible title to the
Collateral free of all security interests or other encumbrances, except the Security Interest, the Senior Secured Interest (as hereinafter defined) and any Permitted Liens. For purposes of this Security Agreement, "Permitted Liens" shall mean (i) any liens securing Additional Senior Secured Debt (as hereinafter defined) (ii) liens for unpaid taxes that either (A) are not yet delinquent or
(B) do not constitute an Event of Default hereunder and are the subject of Debtors' good faith protest, (iii) liens set forth on Schedule 4(a), (iv) purchase money liens or the interests of lessors under capital leases to the extent that such liens or interests secure purchase money indebtedness so long as the lien attaches only to the assets purchased or acquired and the proceeds thereof, (v) liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of each Debtor and not in connection with the borrowing of money, and which liens either (A) are for sums not yet due and payable, or (B) are the subject of Debtors' good faith protests, (vi) liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (vii) liens or deposits to secure performance of bids, tenders, or leases, incurred in the ordinary course of business of each Debtor and not in connection with the borrowing of money, (viii) liens arising by reason of security for surety or appeal bonds in the ordinary course of business of each Debtor, (ix) liens resulting from any judgment or award that would not have a material adverse effect on the operation of Debtors' business and as to which the time for appeal or petition for rehearing of which has not yet expired, or in respect of which Debtors are in good faith prosecuting an appeal or proceeding for a review, and in respect of which a stay of execution pending such appeal or proceeding for review has been secured, (x) liens with respect to the Naugatuck Property (as hereinafter defined) that are exceptions to the commitments for title insurance issued in connection with the New Naugatuck Mortgage (xi) with respect to any real property constituting Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by any Debtor or the value of the Secured Party's lien thereon or therein, or materially interfere with the ordinary conduct of the business of any Debtor, (xii) liens on leases (and the underlying Equipment) in which DataComm Leasing is the lessor, provided that Secured Party receives not less than 30 days prior written notice of the incurrence of such liens and the indebtedness secured thereby, (xiii) liens with respect to the Naugatuck Property described on Schedule 4(a) or as provided for or contemplated under the Debtors' Reorganization Plan; provided, however, that any such lien constitutes a "permitted lien" under the Senior Loan Documents (as hereinafter defined) and is permissible under the terms of the Indenture dated September 15, 2003 between Parent and HSBC Bank USA (the "Indenture"), and (xiiii) liens in favor of HSBC Bank USA as Trustee under Subordinated Security Agreement dated September 15, 2003 (the "Subordinated Security Agreement").

                  (b) Each Debtor's exact legal name is as set forth in the definition of "Debtor" in the first sentence of this Security Agreement;

                  (c) Debtors are authorized to enter into this Security Agreement;

                  (d) Each Debtor is a business organization legally created and registered in the office of the Secretary of State of its organization;

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                  (e)      Each Account, Contract Right, Supporting Obligation
and Chattel Paper constituting Collateral is genuine and enforceable in accordance with its terms against the party obligated to pay the same subject to
(i) bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, moratorium, receivership, reorganization, liquidation and other similar laws relating to or affecting the rights and remedies of creditors generally, and
(ii) principles of equity (regardless of whether considered and applied in a proceeding in equity or at law);

                  (f) Debtors' records concerning the Collateral are kept at the following address:

                           6 Rubber Avenue
                           Naugatuck, CT 06770
                           Attn:  Chief Financial Officer

                  (g) Each Instrument and each Document of Title constituting Collateral, if any, is genuine and in all respects what it purports to be;

                  (h) If any Collateral is or will be a fixture, it will be affixed to real property at Debtors' real property more particularly described in Exhibit "A" attached hereto as a part hereof, and such real property is owned by Debtor;

                  (i) If any Collateral is or will be Investment Property, then, except as set forth in Schedule 4(i), such Investment Property is duly and validly authorized and issued, fully paid and nonassessable, is free of all options and charges, and is not subject to any charter, bylaw, statutory, contractual or other restrictions governing its issuance, transfer, ownership or control, except as indicated on the stock certificates for the Investment Property, if any; and

                  (j) If any Collateral is or will be Investment Property, the appropriate Debtor has delivered to the Secured Party all stock certificates or other instruments or documents representing or evidencing the Investment Property, together with corresponding assignments or transfer powers duly executed in blank by such Debtor; provided, however, that to the extent such Investment Property has been pledged as collateral for the Senior Secured Interest, then such stock certificates or other instruments or documents representing or evidencing the Investment Property shall be delivered upon request to the Secured Party after termination of the Senior Secured Interest.

                  (k) All of the Equipment is used or held for use in Debtors' business.

                  (l) The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Secured Party's prior written consent) and no material part of the Inventory or Equipment is located at locations other than those identified on Schedule 4(l); provided, however, that Debtors may amend Schedule 4(l) so long as such amendment occurs by written notice to Secured Party not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, each Debtor provides to Secured Party a Collateral Access Agreement.

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                  (m)      Each Debtor keeps records itemizing and describing
the kind, type, quality, and quantity of the Inventory, and such Debtor's cost therefor that are correct and accurate in all material respects.

                  (n) Each Debtor's FEIN and organizational identification number is identified in Schedule 4(n).

                  (o) None of the Debtors holds any commercial tort claim as of the date hereof, except as set forth in Schedule 4(o).

                  (p) Set forth on Schedule 4(p) is a complete and accurate list of all permits, patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets and know-how (collectively, the "Intellectual Property"), owned by each Debtor, showing as of the date hereof the jurisdiction in which registered, the registration or application number. Each Debtor owns or possesses adequate licenses or other rights that are necessary for the operation of its business as currently conducted or proposed to be conducted. No claim is pending or, to the knowledge of Debtors, threatened to the effect that any Debtor infringes upon, or conflicts with, the asserted rights of any other Person under any Intellectual Property, and, to the best of each Debtor's knowledge without independent investigation other than those investigations customarily undertaken by owners of similar businesses, there is no basis for any such claim (whether pending or threatened) that is likely to have a material adverse effect on Debtors operation of its business. No claim is pending or, to the knowledge of Debtors, threatened to the effect that any such Intellectual Property owned or licensed by any Debtor, or in which any Debtor otherwise has the right to use is invalid or unenforceable by any Debtor, and, to the best of each Debtor's knowledge without independent investigation other than those investigations customarily undertaken by owners of similar businesses, there is no basis for any such claim (whether or not pending or threatened).

         5. Covenants of Debtors. Subject to the provisions of Section 12 and 13 hereof and so long as any Indebtedness remains unpaid, Debtors:

                  (a) will defend the Collateral against the claims and demands of all other parties, will keep the Collateral free from all security interests or other encumbrances, except the Security Interest, the Senior Secured Interest, Permitted Liens, and liens securing any Additional Senior Secured Debt (as hereinafter defined) and Secured Party does not authorize, and Debtors agree not to, sell, transfer, lease, license, or otherwise dispose of any Collateral or any interest therein without the prior written consent of Secured Party except that (i) until the occurrence of an Event of Default that is continuing as hereinafter provided, Debtors may sell or dispose of Inventory and Equipment in the ordinary course of Debtors' business, (ii) until termination of the Senior Secured Interest, the written consent of the Secured Party as herein provided shall not be required in order for Debtors to sell, transfer, lease, license or otherwise dispose of Collateral or any interest therein, and (iii) after termination of the Senior Secured Interest, the written consent of the Secured Party as herein provided shall not be required in order for Debtors to sell, transfer, lease, license or otherwise dispose of the Collateral or any interest therein set forth in Schedule 5(a) if the sale is for fair market value and the proceeds of such sale are paid to reduce the Indebtedness;

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                  (b)      will notify Secured Party promptly in writing of any
change in any Debtor's name, and of any change in address as specified in
Section 4(e) above, and of any change in the location of any Collateral or of the records with respect thereto, and will permit Secured Party or its agents to inspect the Collateral;

                  (c) will keep the Collateral in good condition and repair, and will not use the Collateral in violation of any provisions of this Security Agreement, of any applicable statute, regulation or ordinance or of any policy insuring the Collateral;

                  (d) in connection herewith, will execute and file in all appropriate jurisdictions such financing statements, mortgages and other documents, pay all costs of title searches and filing financing statements and other documents in all public offices as may be required by applicable law, and do such other things as Debenture Holders and Secured Party may reasonably request;

                  (e) except for any taxes, assessments or charges as are being contested in good faith, will pay all taxes, assessments and other charges of every nature that may be levied or assessed against the Collateral, will insure the Collateral against risks, and in coverage, form and amount, to the extent presently so insured and, after termination of the Senior Secured Interest, will deliver each policy or certificate of insurance therefor to Secured Party;

                  (f) will prevent the Collateral or any part thereof from being or becoming an accession to other goods not covered by this Security Agreement;

                  (g) will keep, in accordance with generally accepted accounting principles, consistently applied, accurate and complete records concerning the Collateral, will, to the extent required by applicable law, mark any and all such records to indicate the Security Interest, and, upon Secured Party's request, will upon reasonable notice permit Secured Party or its agents to audit and make extracts from such records or any of Debtors' ledgers, reports, correspondence or other records;

                  (h) will not create any Chattel Paper without placing a legend on the Chattel Paper indicating that Secured Party has a security interest in the Chattel Paper;

                  (i) except as set forth in Schedule 5(i), shall maintain its organization as an entity in good standing in the jurisdiction of its organization or formation at all times; and Debtors shall not reorganize, merge, restructure, or dissolve; and

                  (j) to the extent not otherwise delivered to or held by the holder of the Senior Secured Interest and as required by applicable law, will deliver to Secured Party any Documents of Title and any Chattel Paper constituting, representing or relating to the Collateral or any part thereof, if any, any schedules, invoices, shipping documents, delivery receipts, purchase orders, contracts or other documents representing or relating to purchases or other acquisitions, or sales, leases or other disposition of Collateral and Proceeds thereof, and any and all schedules, documents and statements that Secured Party may, from time to time, request.

         6. Verification of Collateral. Secured Party shall have the right to verify all or any Collateral in any manner and through any medium Secured Party may consider appropriate and Debtors agree to furnish all assistance and

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information and perform any acts that Secured Party may reasonably require in connection therewith.

         7. Registered Holder of Collateral. If any Collateral consists of Investment Property and to the extent not otherwise delivered to or held by the holder of the Senior Secured Interest, Debtors authorize Secured Party, subject to any limitations applicable to such Investment Property under the terms of such Investment Property, to transfer the same or any part thereof into its own name or that of its nominee so that Secured Party or its nominee may appear of record as the sole owner thereof; provided that so long as no Event of Default has occurred and is continuing as hereinafter provided, Secured Party shall deliver promptly to Debtors all notices, statements or other communications received by it or its nominee as such registered owner, and upon demand and receipt of payment of necessary expenses thereof, shall issue to Debtors or Debtors' designee a proxy or proxies to vote and take all action with respect to such Investment Property. After the occurrence of any such Event of Default, Debtors waive all rights to be advised or to receive any notices, statements or communications received by Secured Party or its nominee as such record owner, and agrees that no proxy or proxies issued by Secured Party to Debtors or their designee as aforesaid shall thereafter be effective.

         8. Income from and Interest on Collateral. Subject to the provisions of Section 12 and 13 hereof:

                  (a) Until the occurrence of an Event of Default that is continuing as hereinafter provided, Debtors reserve the right to receive all income from or interest on the Collateral, including, without limitation, any income from any sale of the Collateral in the ordinary course of Debtors' business, and if Secured Party receives any such income or interest prior to such Event of Default, Secured Party shall pay the same promptly to Debtors;

                  (b) At all times until the Senior Loan Documents (as hereinafter defined) have terminated and the indebtedness and obligations evidenced and secured thereby are paid in full, Debtors, without the consent of Secured Party and with the consent of the Senior Lenders (as hereinafter defined), may sell any portion of the Collateral without regard to whether such sale is within the ordinary course of Debtors' business. In the event of any such sale of Collateral, Secured Party will release its security interest in such Collateral upon Secured Party's receipt of confirmation of the Senior Lender's consent.

                  (c) In the event of any Event of Default and during the continuance thereof occurring after the Senior Loan Documents (as hereinafter defined) and any Additional Senior Secured Debt have terminated and the respective indebtedness and obligations evidenced and secured thereby are paid in full, Debtors will not demand or receive any income from or interest on the Collateral and if Debtors receive any such income or interest without any demand by Secured Party, Debtors will pay the same promptly to Secured Party. Secured Party may apply the net cash receipts from such income or interest to payment of any of the Indebtedness, provided that Secured Party shall account for and pay over to Debtors any such income or interest remaining after payment in full of the Indebtedness.

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         9.       Increases, Profits, Payments or Distributions.
                  ---------------------------------------------

                  (a) Whether or not an Event of Default has occurred as hereinafter provided and subject to the provisions of Section 12 and 13 hereof, Debtors authorize Secured Party:

                           (i)      To hold any increase in or profits on the
Collateral as part of the Collateral; and

                           (ii)     If any Collateral consists of Investment
Property, receive any payment or distribution upon redemption, or upon dissolution and liquidation of the issuer, of any Collateral; to surrender such Collateral or any part thereof in exchange therefor; and to hold the net cash receipts from any such payment or distribution as part of the Collateral.

         10.      [Intentionally Omitted].

         11.      Events of Default; Remedies.
                  ---------------------------

                  (a) To the extent that it is continuing, the occurrence or existence of any of the events or conditions defined as Defaults in the Notes, or any document or instrument evidencing or securing the Indebtedness (continuing beyond any applicable cure period therein, if any) including, without limitation, the failure of Parent to repay the Indebtedness shall constitute an "Event of Default" hereunder.

                  (b) Subject to the provisions of Sections 12 and 13 hereof, Secured Party, at its sole election, may declare all or any part of any Indebtedness not payable on demand to be immediately due and payable without demand or notice of any kind upon the happening of any Event of Default hereunder.

                  (c) Upon the happening and during the continuance of any Event of Default and subject to the provisions of Sections 12 and 13 hereof, Secured Party's rights and remedies with respect to the Collateral shall be those of a Secured Party under the New York Uniform Commercial Code, as amended, and under any other applicable law, as the same may from time to time be in effect, in addition to those rights granted herein and in any other agreement now or hereafter in effect between Debtors and Secured Party including, without limitation, those granted in the Notes Secured Party's rights and remedies under this Security Agreement, the Notes, and all other agreements shall be cumulative. No exercise by Secured Party of one right or remedy shall be deemed an election, and no waiver by Secured Party of any Event of Default shall be deemed a continuing waiver. No delay by Secured Party shall constitute a waiver, election, or acquiescence by it.

                  (d) Subject to the provisions of Sections 12 and 13 hereof, without in any way requiring notice to be given in the following manner; Debtors agree that any notice by Secured Party of sale, disposition or other intended action hereunder or in connection therewith, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to Debtors if such notice is mailed by regular or certified mail, postage prepaid, at least five (5) days prior to such action, to Debtors' address specified below or to any other address that Debtors have specified in writing to Secured Party as the address to which notices hereunder shall be given to Debtors.

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                  (e)      Debtors agrees to pay all costs and expenses incurred
by Secured Party in enforcing this Security Agreement, in realizing upon any Collateral and in enforcing and collecting any Indebtedness, including, without limitation, if Secured Party retains counsel for any such purpose, reasonable attorneys' fees.

                  (f) Subject to the provisions of Sections 12 and 13 hereof, upon the happening and during the continuance of any Event of Default, at the request of Secured Party, Debtors shall assemble the Collateral and make it available to Secured Party at the Debtors' real property described in Exhibit "A" attached hereto or at such Debtor's principal place of business if such principal place of business is not located at the property described in Exhibit "A". Secured Party has no obligation to clean-up or otherwise prepare the Collateral for sale.

                  (g) Subject to the provisions of Sections 12 and 13 hereof and except as otherwise expressly provided in this Security Agreement, each Debtor hereby waives notice of acceptance of its joint and several liability, notice of the occurrence of any Event of Default, or of any demand for any payment under this Security Agreement, notice of any action at any time taken or omitted by Secured Party under or in respect of any of the Indebtedness, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Security Agreement (except as otherwise provided in this Security Agreement). Each Debtor hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Indebtedness, the acceptance of any payment of any of the Indebtedness, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Secured Party at any time or times in respect of any default by any Debtor in the performance or satisfaction of any term, covenant, condition or provision of this Security Agreement, any and all other indulgences whatsoever by Secured Party in respect of any of the Indebtedness, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Indebtedness or the addition, substitution or release, in whole or in part, of any Debtor. Without limiting the generality of the foregoing, each Debtor assents to any other action or delay in acting or failure to act on the part of Secured Party with respect to the failure by any Debtor to comply with any of its respective obligations hereunder, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, that might, but for the provisions of this Section 11(g) afford grounds for terminating, discharging or relieving any Debtor, in whole or in part, from any of its obligations under this Section 11, it being the intention of each Debtor that, so long as any of the Indebtedness remains unsatisfied, the obligations of such Debtors under this Section 11 shall not be discharged except by performance and then only to the extent of such performance. The obligations of each Debtor under this Section 11 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Debtor, Secured Party or any Debenture holder. The joint and several liability of the Debtors hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any Debtor, Secured Party or any Note holder.

                  (h) Each Debtor hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Debtors with respect to any liability incurred by it hereunder, any payments made by it to

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Secured Party or any Noteholder with respect to any of the Indebtedness or any
Collateral security therefor. Any claim that any Debtor may have against any other Debtor with respect to any payments to Secured Party hereunder or under any of the Notes are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Indebtedness arising thereunder, to the prior indefeasible payment in full in cash of the Indebtedness and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Debtor, its debts or its assets, whether voluntary or involuntary, all such Indebtedness shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Debtor therefor.

                  (i) Subject to the provisions of Sections 12 and 13 hereof, upon the occurrence, and during the continuation, of an Event of Default, Secured Party may do any one or more of the following , all of which are authorized by each Debtor:

                           (i)      Settle or adjust disputes and claims
directly with Account Debtors for amounts and upon terms that Secured Party considers reasonable, and in such cases, Secured Party will credit the Indebtedness with only the net amounts received by Secured Party in payment of such disputed Accounts after deducting all expenses incurred or expended in connection therewith;

                           (ii)     Cause each Debtor to hold all returned
Inventory in trust for Secured Party, segregate all returned Inventory from all other property of such Debtor or in such Debtor's possession and conspicuously label said returned Inventory as the property of Secured Party;

                           (iii)    Without notice to or demand upon any Debtor,
make such payments and do such acts as Secured Party considers necessary or reasonable to protect its security interests in the Collateral (for the benefit of the Debenture holders). Each Debtor agrees to assemble the Collateral if Secured Party so requires, and to make the Collateral available to Secured Party as Secured Party may designate. Each Debtor authorizes Secured Party to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or lien that in Secured Party's determination appears to conflict with the security interests of Secured Party and to pay all expenses incurred in connection therewith. With respect to a Debtors' owned or leased premises, such Debtor hereby grants Secured Party a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Secured Party's rights or remedies provided herein, at law, in equity, or otherwise;

                           (iv)     Without notice to any Debtor (such notice
being expressly waived), and without constituting a retention of any Collateral in satisfaction of an obligation, set off and apply to the Indebtedness any and all (i) balances and deposits of each Debtor held by Secured Party, or (ii) indebtedness at any time owing to or for the credit or the account of Debtors held by Secured Party;

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                           (v)      Hold, as cash collateral, any and all
balances and deposits of each Debtor held by Secured Party to secure the full and final repayment of all of the Indebtedness;

                           (vi)     Ship, reclaim, recover, store, finish,
maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Secured Party is hereby granted a license or other right to use, without charge for the benefit of Debenture holders, each Debtor's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and each Debtor's rights under all licenses and all franchise agreements shall inure to Secured Party's benefit;

                           (vii)    Sell the Collateral at either a public or
private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including any Debtor's premises) as Secured Party determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

                           (viii)   Secured Party shall give notice of the
disposition of the Collateral as follows:

                                    (A)      Secured Party shall give the
Debtors with rights in the applicable Collateral and each holder of a security interest in the Collateral who has filed with Secured Party a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, then the time on or after which the private sale or other disposition is to be made;

                                    (B)      The notice shall be personally
delivered or mailed, postage prepaid, to the Debtor with rights in the applicable Collateral at the address in the Notes at least 5 days before the date fixed for the sale, or at least 5 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than the Debtor with rights in the applicable Collateral shall be sent to such addresses as they have furnished to Agent;

                           (ix)     Secured Partymay credit bid and purchase at
any public sale; and

                           (x)      Secured Party may seek the appointment of a
receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing.

         12.      Subordination With Respect to Senior Loan Documents.
                  ---------------------------------------------------

                  (a) Secured Party hereby acknowledges and agrees that notwithstanding the Indebtedness secured hereunder constitutes "Additional Senior Secured Debt" under the Indenture and Subordinated Security Agreement, all Collateral is subject to a prior lien therein ("Senior Secured Interest") granted to Ableco Finance LLC ("Senior Secured Agent") to secure the repayment of all obligations under that certain Loan and Security Agreement entered into on September 15, 2003 and dated as of August 20, 2002(as amended, supplemented or otherwise modified from time to time, the "Senior Loan Agreement"), by and among Debtors, as borrowers, the lenders from time to time party thereto (the "Senior Lenders") and the Senior Secured Agent as agent for the Senior Lenders, and the other Loan Documents (as defined in the Senior Loan Agreement) (collectively, the "Senior Loan Documents").

                  (b) At all times until the Senior Loan Documents have terminated and the indebtedness and obligations evidenced and secured thereby are paid in full, Secured Party and Debtors agree for the benefit of the Senior Secured Lender and any and all future holders of the Senior Loan Documents or any interest therein as follows:

                           (i)      The Security Interest and the lien of any
judgment obtained by Secured Party against Debtors pursuant to the Notes are and at all times hereafter shall be subject, subordinate and inferior in line, operation, payment and effect to the Senior Loan Documents and the indebtedness and obligations evidenced and secured thereby, and to any extension, consolidation, modification or supplement to any thereof. While an Event of Default exists under the Senior Loan Documents or would be caused by the payment of principal and/or interest on the Notes, no payments of principal and/or interest under the Notes shall be made . The provisions of this Section 12(b)(i) shall be deemed to prohibit payments by Parent to the holders of the Noteswhile such Event of Default exists unless and until Secured Party shall have received written notice from Senior Secured Agent that it consents to such payment.

                           (ii)     In the event of an Event of Default under
any of the terms or conditions of the Notes resulting in the exercise of the rights of the holder thereof, such proceedings shall be especially advertised as being under and subject to the operation, lien and effect of the Senior Loan Documents.

                           (iii)    The Notes shall be expressly subject,
inferior and subordinate, to the extent provided in Sections 12 and 13 hereof, to all future advances by Senior Lenders to or for the benefit of Debtors pursuant to the Senior Loan Documents and to any expenses (including without limitation taxes, insurance, repairs, appraisals), charges and fees reasonably incurred by the holder of the Senior Loan Documents, including any interest, expenses, charges, and fees which may increase the indebtedness and obligations evidenced and secured by the Senior Loan Documents above the original principal amount thereof. Debtors agree to subordinate, to the extent provided in Sections 12 and 13 hereof, all future subordinated notes or other subordinated indebtedness to Senior Lenders if the same are created after the date of this Security Agreement until such time as the indebtedness and obligations evidenced and secured by the Senior Loan Documents shall have been paid and satisfied in full.

                           (iv)     Until the Senior Loan Documents have been
terminated and the indebtedness and obligations under the Senior Loan Documents have been paid in full:

                                    (A)      the Secured Party and the holders
of the Notes will not (I) exercise or seek to exercise any rights or remedies (including recoupment or set-off) with respect to any Collateral (whether under this Security Agreement, applicable law or otherwise), (II) institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure, to seek relief from the automatic stay pursuant to Section 362 of Title 11 of the U.S. Code with respect to the Collateral), (III) contest, protest or object to any foreclosure proceeding or action brought by the Senior Secured Agent or any Senior Lender, the exercise of any right by Senior Secured Agent or any Senior Lender under any lockbox agreement, landlord waiver or bailee's letter or similar agreement or arrangement, or any other exercise by any such party, of any rights and remedies relating to the Collateral under the Senior Loan Documents or otherwise, or (IV) object to the forbearance by the Senior Secured Agent or the Senior Lenders from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral; and

                                    (B)      the Senior Secured Agent and the
Senior Lenders shall have the exclusive right to enforce rights, exercise remedies (including recoupment, set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Secured Party or any holder of the Notes; provided, that (I) in any insolvency or similar proceeding commenced by or against the Debtors, the Secured Party may file a claim or statement of interest with respect to the Notes , (II) the Secured Party may take any action in order to perfect or maintain the perfection of its Security Interest in the Collateral and (III) Senior Secured Agent and Senior Lenders shall at all times act in a manner that is commercially reasonable.

In exercising rights and remedies with respect to the Collateral, the Senior Secured Agent and the Senior Lenders may enforce the provisions of the Senior Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the ability of an agent appointed by the Senior Secured Agent to sell or otherwise dispose of Collateral by private or public sale or any other means permissible under applicable law. In the event of any such private or public sale, the Secured Party agrees, on behalf of itself and the holders of the Notes, that such sale will be free and clear of the Security Interests securing the Notes. In furtherance thereof, the Secured Party agrees that it will execute any and all Security Interest releases reasonably requested by Senior Secured Agent in connection therewith, so long as the proceeds from such disposal of Collateral are applied to repay the indebtedness and obligations under the Senior Loan Documents and any excess proceeds are paid over to the Secured Party to satisfy indebtedness and obligations under the Notes The Senior Secured Agent is entitled to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or insolvency laws of any applicable jurisdiction.

                           (v)      The Secured Party, on behalf of itself and
the holders of the Notes, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including recoupment or set-off) with respect to any Collateral (whether under this Security Agreement, applicable law or otherwise), unless and until all indebtedness and obligations under the Senior Loan Documents has been paid in full. Without limiting the generality of the foregoing, unless and until all indebtedness and obligations under the Senior Loan Documents have been paid in full, the sole right of the Secured Party and the holders of the Notes with respect to the Collateral is to hold a Security Interest in the Collateral pursuant to this Security Agreement for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, only after all indebtedness and obligations under the Senior Loan Documents have been paid in full.

                           (vi)     The provisions of this Section 12 are
intended to be for the benefit of, and shall be enforceable directly by, the Senior Secured Agent and each Senior Lender.

         13.      Subordination to Other  Senior Indebtedness.
                  -------------------------------------------

                  (a) In addition and subject to the Senior Secured Interest, Secured Party hereby acknowledges and agrees that Collateral consisting of real property and the improvements thereon owned by GDC Naugatuck, Inc. and located at 6 Rubber Avenue, Naugatuck, Connecticut 06770 (the "Naugatuck Property") may, without the consent of Secured Party, become subject to a senior mortgage lien to be granted therein ("New Naugatuck Mortgage") in connection with the Debtors' borrowing of money ("Naugatuck Debt") from a lender (the "Senior Secured Real Estate Lender") that is secured by the Naugatuck Property; provided, however, in the event of the granting of the New Naugatuck Mortgage, the proceeds of such borrowing are used to satisfy the obligations to the Senior Lenders under the Senior Loan Documents and any proceeds in excess of the amounts necessary to satisfy such obligations are paid to Secured Party to satisfy the Notes. In the event any Senior Secured Real Estate Lender requires that Secured Party's security interest in the Naugatuck Property be released, Secured Party shall release such interest so long as the proceeds of the New Naugatuck Mortgage have been paid in accordance with the first sentence of this subsection (a).

                  (b) In addition and subject to the Senior Secured Interest, Secured Party hereby acknowledges and agrees that the Collateral may, without the consent of Secured Party, become subject to a senior lien(s) in the Collateral to secure indebtedness that replaces the indebtedness and obligations evidenced and secured by the Senior Loan Documents ("Replacement Debt") and, together with the Naugatuck Debt the "Additional Senior Secured Debt"); provided, however, that the amount of any Replacement Debt may not exceed and the term of any Replacement Debt may not extend beyond the amount and term of the indebtedness and obligations evidenced and secured by the Senior Loan Documents at the time the Replacement Debt is incurred ; and provided, further, however, that the total amount of indebtedness that is senior to the Notes does not exceed twenty million dollars ($20,000,000) at any time.

                  (c) At all times until the Additional Senior Secured Debt is paid in full and subject to all rights of the Senior Lenders under the Senior Loan Documents, Secured Party and Debtors agree for the benefit of the holders of the Additional Senior Secured Debt and any and all future holders of the Additional Senior Secured Debt or any interest therein as follows:

                           (i)      The Security Interest and the lien of any
judgment obtained by Secured Party against Debtors pursuant to the Notes are and at all times hereafter shall be subject, , subordinate and inferior in line, operation, payment and effect to the Additional Senior Secured Debt, and to any extension, consolidation, modification or supplement to any thereof. Except as specifically provided herein, while an Event of Default exists under the Additional Senior Secured Debt or would be caused by the payment of principal and/or interest on the Notes no payments of principal and/or interest under the Notes shall be made until all indebtedness and obligations constituting the Additional Senior Secured Debt shall have been paid and satisfied in full, in cash. Except as specifically provided, herein, the provisions of this Section 13(c)(i) shall be deemed to prohibit payments by Parent to the holders of the Notes while such an Event of Default exists unless and until Secured Party shall have received written notice from the holders, if any, of the Additional Senior Secured Debt that such holder consents to such payment.

                           (ii)     In the event of an Event of Default under
any of the terms or conditions of the Notes based on an Event of Default under the Additional Senior Secured Debt resulting in the exercise of the rights of the holder thereof, such proceedings shall be especially advertised as being under and subject to the operation, lien, payment and effect of the Additional Senior Secured Debt.

                           (iii)    The Notes shall be expressly subject,
inferior and subordinate, to the extent provided in Sections 12 and 13 hereof, to all future advances under the Additional Senior Secured Debt to or for the benefit of Debtors and to any expenses (including without limitation taxes, insurance, repairs, appraisals), charges and fees reasonably incurred by the holder(s) of the Additional Senior Secured Debt, including any interest, expenses, charges, and fees which may increase the Additional Senior Secured Debt above the original principal amount thereof, provided that such future advances are permitted under Section 13(b), above, at the time such advances are made. (iv) Until the Additional Senior Secured Debt, if any, has been paid in full:

                                    (A)      the Secured Party and the holders
of the Notes will not (I) exercise or seek to exercise any rights or remedies (including recoupment or set-off) with respect to any Collateral (whether under this Security Agreement, applicable law or otherwise), (II) institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure, to seek relief from the automatic stay pursuant to Section 362 of Title 11 of the U.S. Code with respect to the Collateral), (III) contest, protest or object to any foreclosure proceeding or action brought by the holders of the Additional Senior Secured Debt, the exercise of any right by the holders of any Additional Senior Secured Debt under any lockbox agreement, landlord waiver or bailee's letter or similar agreement or arrangement, or any other exercise by any such party, of any rights and remedies relating to the Collateral securing the Additional Senior Secured Debt or otherwise, or (IV) object to the forbearance by any holder of Additional Senior Secured Debt from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral; and

                                    (B)      subject to the rights of the Senior
Secured Agent and the Senior Lenders set forth in Section 12(b)(iv)(B), the holders of any Additional Senior Secured Debt shall have the exclusive right to enforce rights, exercise remedies (including recoupment, set-off and the right to credit bid their debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of the Secured Party or any holder of the Notes; provided, that (I) in any insolvency or similar proceeding commenced by or against the Debtors, the Secured Party may file a claim or statement of interest with respect to the Notes, (II) the Secured Party may take any action in order to perfect or maintain the perfection of its Security Interest in the Collateral and (III) the holder(s) of any Additional Senior Secured Debt shall at all times act in a manner that is commercially reasonable.

In exercising rights and remedies with respect to the Collateral, any holder of Additional Senior Secured Debt may enforce such debt and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the ability of an agent appointed by a holder of Additional Senior Secured Debt to sell or otherwise dispose of Collateral by private or public sale or any other means permissible under applicable law. In the event of any such private or public sale, the Secured Party agrees, on behalf of itself and the holders of the Notes, that such sale will be free and clear of the Security Interests securing the Notes. In furtherance thereof, the Secured Party agrees that it will execute any and all Security Interest releases reasonably requested by a holder of Additional Senior Secured Debt in connection therewith, so long as the proceeds from such disposal of Collateral are applied (i) to repay the indebtedness and obligations under the Senior Loan Documents, (ii) to repay the indebtedness and obligations under any Additional Senior Secured Debt, and (iii) any excess proceeds are paid over to the Secured Party to satisfy indebtedness and obligations under the Notes. A holder of Additional Senior Secured Debt is entitled to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under bankruptcy or insolvency laws of any applicable jurisdiction.

                           (v)      The Secured Party, on behalf of itself and
the holders of the Notes, agrees that it will not take or receive any Collateral or any proceeds of Collateral in connection with the exercise of any right or remedy (including recoupment or set-off) with respect to any Collateral (whether under this Security Agreement, applicable law or otherwise), unless and until all indebtedness and obligations under the Senior Loan Documents and any Additional Senior Secured Debt has been paid in full. Without limiting the generality of the foregoing, unless and until all indebtedness and obligations under the Senior Loan Documents and any Additional Senior Secured Debt has been paid in full, the sole right of the Secured Party and the holders of the Noteswith respect to the Collateral is to hold a Security Interest in the Collateral pursuant to this Security Agreement for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, only after all indebtedness and obligations under the Senior Loan Documents and Additional Senior Secured Debt have been paid in full. Notwithstanding the prior provisions of this Section 13(c)(v), Secured Party shall not be prohibited from receiving the payments described in Sections 13(a) and 13(b) out of the proceeds of any Naugatuck Debt.

                           (vi)     The provisions of this Section 13 are
intended to be for the benefit of, and shall be enforceable directly by, any holder of Additional Senior Secured Debt.

         14.      Miscellaneous.
                  -------------

                  (a) Pursuant to Section 9-509(a) (1) of the New York Uniform Commercial Code, Debtors hereby authorize Secured Party, at Debtors' expense, to file in any or all offices of the Secretary of State or other public central filing offices for filing under the Uniform Commercial Code in the applicable jurisdictions, and in offices designated for the filing or recording of a record of mortgage, initial financing statements, amendments to financing statements and continuation statements, all without the Debtors' signatures or execution, that cover all assets of Debtors and/or all Collateral described herein, and all property that becomes collateral under Section 9-315(a) (2) of the New York Uniform Commercial Code. Debtors authorize Secured Party to perform all other acts which Secured Party deems appropriate to perfect and continue the Security Interest and to protect and preserve the Collateral.

                  (b) (i) As further security for payment of the Indebtedness but subject to Sections 12 and 13 hereof, Debtors hereby grant to Secured Party a Security Interest in and lien on any and all property and proceeds of Debtors that are or may hereafter be in Secured Party's possession in any capacity, including, without limitation, all monies, escrows and reserves owed or to be owed by Secured Party to Debtors. With respect to all of such property, Secured Party shall have the same rights hereunder as it has with respect to the Collateral.

                           (ii) Without limiting any other right of Secured
Party, whenever Secured Party has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Secured Party at its sole election may set off against the Indebtedness any and all monies then owed to Debtors by Secured Party in any capacity, whether or not due, and Secured Party shall be deemed to have exercised such right of setoff immediately at the time of such election even though any charge therefor is made or entered on Secured Party's records subsequent thereto.

                  (c) Subject to the provisions of Sections 12 and 13 hereof, upon Debtors' failure to perform any of their duties hereunder, Secured Party may, but shall not be obligated to, perform any or all such duties, and Debtors shall pay an amount equal to the expense thereof to Secured Party forthwith upon written demand by Secured Party.

                  (d) Subject to the provisions of Sections 12 and 13 hereof, upon the occurrence of and Event of Default that is continuing, Secured Party may demand, collect and sue on the Collateral (in either Debtors' or Secured Party's name at the latter's option) with the right to enforce, compromise, settle or discharge the Collateral, and may endorse any Debtor's name on any and all checks, commercial paper, and any other Instruments pertaining to or constituting the Collateral.

                  (e) No delay or omission by Secured Party in exercising any right or remedy hereunder or with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. Secured Party may remedy any default by Debtors hereunder or with respect to any Indebtedness in any reasonable manner without waiving the default remedied and without waiving any other prior or subsequent default by Debtors. All rights and remedies of Secured Party hereunder are cumulative. All duties and obligations of Debtors hereunder are joint and several.

                  (f) Secured Party shall have no obligation to take, and Debtors shall have the sole responsibility for taking, any and all steps to preserve rights against any and all prior parties to any Instrument or Chattel Paper, whether Collateral or Proceeds and whether or not in Secured Party's possession. Debtors waive protest of any Instrument constituting Collateral at any time held by Secured Party on which Debtors are in any way liable and waives notice of any other action taken by Secured Party.

                  (g) The rights and benefits of Secured Party hereunder shall, if Secured Party so agrees, inure to any party acquiring any interest in the Indebtedness or any part thereof. This Security Agreement shall bind all persons who become bound as a debtor to this Security Agreement pursuant to the New York Uniform Commercial Code.

                  (h) No modification, rescission, waiver, release or amendment of any provision of this Security Agreement shall be made except by a written agreement subscribed by Debtors and by a duly authorized officer of Secured Party.

                  (i) This Security Agreement and the transaction evidenced hereby shall be construed under the laws of the State of New York.

                  (j) No extension, alteration or other such modification of the Notes or any of the collateral documents evidencing or securing the Indebtedness shall affect the attachment, perfection, validity or priority of this Security Agreement or the associated financing statements.


                            [SIGNATURE PAGE FOLLOWS]

SIGNED, SEALED AND
------------------
DELIVERED
---------
IN THE PRESENCE OF:                    DEBTORS:
------------------                     -------


ATTEST:                                GENERAL DATACOMM INDUSTRIES, INC.,
                                       a Delaware corporation

/s/ GERALD GORDON                      By: /s/ WILLIAM G. HENRY
----------------------------------         -------------------------------------
Gerald Gordon, Assistant Secretary     Name:  William G. Henry
                                       Title: Vice President, Finance and Admin.


                                       GENERAL DATACOMM, INC.,
ATTEST:                                a Delaware corporation

/s/ GERALD GORDON                      By: /s/ WILLIAM G. HENRY
----------------------------------         -------------------------------------
Gerald Gordon, Assistant Secretary     Name:  William G. Henry
                                       Title: Vice President, Finance and Admin.


                                       DATACOMM LEASING CORPORATION,
ATTEST:                                a Delaware corporation

/s/ GERALD GORDON                      By: /s/ WILLIAM G. HENRY
----------------------------------         -------------------------------------
Gerald Gordon, Assistant Secretary     Name:  William G. Henry
                                       Title: Vice President, Finance and Admin.


                                       GDC HOLDING COMPANY, L.L.C.,
                                       a Delaware limited liability company

                                       By: /s/ WILLIAM G. HENRY
----------------------------------         -------------------------------------
Witness                                Name:  William G. Henry
                                       Title: Vice President, Finance and Admin.

                                       GDC FEDERAL SYSTEMS, INC.,
ATTEST:                                a Delaware corporation

/s/ GERALD GORDON                      By: /s/ WILLIAM G. HENRY
----------------------------------         -------------------------------------
Gerald Gordon, Assistant Secretary     Name:  William G. Henry
                                       Title: Vice President, Finance and Admin.


                                       GDC REALTY, INC.,
ATTEST:                                a Texas corporation

/s/ GERALD GORDON                      By: /s/ WILLIAM G. HENRY
----------------------------------         -------------------------------------
Gerald Gordon, Assistant Secretary     Name:  William G. Henry
                                       Title: Vice President, Finance and Admin.


                                       GDC NAUGATUCK, INC.,
ATTEST:                                a Delaware Corporation

/s/ GERALD GORDON                      By: /s/ WILLIAM G. HENRY
----------------------------------         -------------------------------------
Gerald Gordon, Assistant Secretary     Name:  William G. Henry
                                       Title: Vice President, Finance and Admin.


                                       SECURED PARTY:
                                       --------------

                                       /s/ HOWARD S. MODLIN
                                       -----------------------------------
                                           Howard S. Modlin


                                       /s/ JOHN L. SEGALL
                                       ------------------------------------
                                           John L. Segall

================================================================================

                                  SCHEDULE "1"
                                  ------------

                            Description of Collateral


DEBTORS:          General DataComm Industries, Inc.
                  General DataComm, Inc.
                  DataComm Leasing Corporation
                  GDC Realty, Inc.
                  GDC Federal Systems, Inc
                  GDC Holding Company, LLC
                  GDC Realty, Inc
                  GDC Naugatuck, Inc.

SECURED PARTY:


Accounts: Meaning all of Debtor's present and future accounts, contracts, chattel paper, instruments and documents, letter-of-credit rights, and all other rights to the payment of money, including but not limited to any specific property described below, whether or not yet earned, for services rendered or goods sold, consigned, leased or furnished by the Debtor, together with all general intangibles, guaranties and securities relating to any of the foregoing, and all returned, reclaimed or repossessed goods the sale, consignment, lease or other furnishing of which shall have given or may give rise to any of the foregoing, including, without limitation, the right of stoppage in transit.

Deposit Accounts: Meaning all demand, time, savings, passbook or other accounts of Debtor maintained at any bank or other financial institution.

General Intangibles: Meaning all of each Debtor's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

Negotiable Collateral: Meaning all of each Debtor's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, Investment Property, security entitlements, securities (including the shares of stock of subsidiaries of each Debtor), documents, personal property leases, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

Chattel Paper: Meaning all of Debtor's present and future chattel paper within the definition of "chattel paper" under Section 9-102(a)(11) of the New York Uniform Commercial Code.

Instruments: Meaning all of Debtor's present and future instruments within the meaning of "instrument" under Section 9-102(a)(47) of the New York Uniform Commercial Code.

Goods: Meaning all of Debtor's present and future goods included within the definition of "goods" under Section 9-102(a)(44) of the New York Uniform Commercial Code.

Inventory: Meaning all of Debtor's present and future inventory (including but not limited to goods held for sale or lease or furnished or to be furnished under contracts of service, raw materials, work in process, goods used or consumed in business,), whether owned, consigned or held on consignment, together with all merchandise, component materials, supplies, incidentals, office supplies, packaging materials and other goods or items used or to be used in connection with Inventory, all present and future documents, instruments and general intangibles (including but not limited to manufacturing and processing rights, patents, patent rights, licenses, trademarks, trade names, trade secrets and copyrights) pertaining to or utilized in the consumption, sale, consignment, lease, promotion, shipment or storage of Inventory, and all returned, reclaimed or repossessed goods sold, consigned, leased or otherwise furnished by the Debtor.

Equipment: Meaning all of Debtor's present and future machinery, vehicles (including motor vehicles), mobile or motorized equipment or machinery, office furniture, office equipment, fixtures, hand tools, power tools, dies, jigs, molds, blueprints, renderings, technical data, technical processes and prototypes and other equipment, machines, machinery or articles of tangible personal property of every type, and all parts, substitutions, accretions, accessions, attachments, accessories, additions, components and replacements of Equipment, together with all documents, instruments and general intangibles relating to Equipment, including but not limited to trademarks, trade names, trade styles, copyrights, brands, patents, patent rights, licenses, trade secrets and all manuals or operation, maintenance or repair, utilized in connection with Equipment.

Investment Property: Meaning all of Debtor's present and future interests in any security, whether certificated or uncertificated, security entitlement, securities account, commodity contract, or commodity account and all other items included in the definition of "investment property" under Section 9-102(a)(49) of the New York Uniform Commercial Code.

Records: Meaning all present and future files, books, ledgers, records, bills, invoices, receipts, deeds, documents of title, certificates or documents of ownership, warranties, bills of sale, and all other data, data storage systems, and processing media, customer lists and software and related material of Debtor that relate to or are used in connection with the business operations or financial condition, and all copies and reproductions of all the foregoing.

Additional Security: Meaning, all monies, securities and other property of Debtor and the proceeds thereof, now or hereafter in the possession or custody of, or in transit to, Secured Party for any purpose including safekeeping, collection, pledge or otherwise, in any and all deposits (whether general or special) and credits now or hereafter maintained by Debtor for its account with Secured Party, and in any claims of Debtor against Secured Party.

Real Property. Meaning all that certain parcel of real estate and the improvements thereon commonly known as 6 Rubber Avenue, Naugatuck, Connecticut 06770 more particularly described on Exhibit "A" to the Subordinated Security Agreement

Supporting Obligations. Meaning all present and future letter-of-credit rights or secondary obligations that support the payment or performance to Debtor of an account, chattel paper, a document, a general intangible, an instrument, or investment property.

Proceeds: Meaning all proceeds as defined in the New York Uniform Commercial Code and shall additionally include whatever is received upon the use, or other utilization or disposition of any Collateral granted to Secured Party in this Security Agreement as set forth above, whether cash or noncash, including but not limited to all lease or rental payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment, inventory, insurance proceeds and all proceeds of the foregoing.


THE FOREGOING DESCRIPTION OF "COLLATERAL" IS INTENDED TO DESCRIBE ALL ASSETS OF DEBTOR AND, CONSISTENT WITH SUCH INTENTION THE TERM "COLLATERAL" IS TO BE INTERPRETED AS BROADLY AS POSSIBLE TO ACHIEVE SUCH RESULT.